Exhibit 10.3

EXECUTION VERSION

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of October 11, 2016 (the “Second Amendment Effective Date”), is among CENTENNIAL RESOURCE PRODUCTION, LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders party hereto; and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Recitals

A.                                    The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 15, 2014 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B.                                    The Borrower has advised the Administrative Agent and the Lenders that certain members of the NGP Group and Affiliates of Riverstone Investment Group LLC (“Riverstone”) entered into the Contribution Agreement dated as of July 6, 2016, as amended, modified or assigned on or before the date hereof (the “Acquisition Agreement”) whereby Silver Run Acquisition Corporation, a Delaware corporation to be renamed Centennial Resource Development, Inc. (“Silver Run”), agreed to acquire approximately 89% of the outstanding Equity Interests of the Borrower from NGP (such acquisition, the “Silver Run Acquisition”).

C.                                    The Borrower has advised the Administrative Agent and the Lenders that, concurrently with the Silver Run Acquisition, Silver Run will issue approximately 101,005,000 shares of its Class A Common Stock to certain Affiliates of Riverstone and certain other accredited investors (the “Silver Run Equity Issuance”), the proceeds of which will be used, directly or indirectly by Silver Run and the Borrower, to, among other things, (i) consummate the Silver Run Acquisition, (ii) repay in full the Term Loans, (iii) repay the aggregate principal amount of any outstanding Revolving Loans, and (iv) make a one-time cash distribution to the Centennial Contributors (as defined in the Acquisition Agreement) pursuant to Section 2.1(b) of the Acquisition Agreement, and make redemptions by Silver Run’s public stockholders of shares of Class A Common Stock to the extent required by the Acquisition Agreement (the “Specified Distribution”), in each case, on the Second Amendment Effective Date (the consummation of the Silver Run Acquisition, the making of the Silver Run Equity Issuance and the Specified Distribution, the repayment in full of the Term Loans and the repayment of any outstanding Revolving Loans, collectively, the “Second Amendment Transactions”).

D.                                    The Borrower has requested that the Lenders enter into this Second Amendment to (i) amend the Credit Agreement in certain respects as set forth herein including, without limitation, to (A) permit the Silver Run Acquisition and (B) replace Annex I to reflect the repayment in full of all Term Loans, and (ii) reflect the increase of the Borrowing Base from $140,000,000 to $200,000,000, in each case upon the terms and conditions set forth herein and in each case to be effective as of the Second Amendment Effective Date.

E.                                     The Administrative Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, to enter into this Second Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby.  Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

Section 2.                                           Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date in the manner provided in this Section 2.

2.1                               Additional Definitions.  Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of any EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary designated by the Borrower as an Immaterial Subsidiary if and for so long as such Immaterial Subsidiary, together with all other Immaterial Subsidiaries so designated as Immaterial Subsidiaries, does not have total assets at such time exceeding $100,000; provided that no Subsidiary may be an Immaterial Subsidiary if it owns Oil and Gas Properties that are included in the then effective Borrowing Base.

“Riverstone” means Riverstone Investment Group LLC (the “Manager”), Riverstone Global Energy and Power Fund VI, L.P., Riverstone Non-ECI Partners, L.P., and Riverstone Energy Limited, together with the parallel investment entities and alternative investment entities of the foregoing, and any future investment fund or co-investment fund managed by the Manager or any of its Affiliates, and any Affiliates of one or more of the foregoing; provided that in no event will any portfolio company of any of the foregoing be included in the definition of “Riverstone”.

“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means October 11, 2016.

“Second Amendment Transactions” has the meaning set forth in the Second Amendment.

“Centennial Resource Development” means Centennial Resource Development, Inc., a Delaware corporation formerly known as Silver Run Acquisition Corporation.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.2                               Amended Definitions. The following definitions contained in Section 1.02 of the Credit Agreement are hereby amended as follows:

(a)                                 Clause (d) of the definition of “Defaulting Lender” is hereby amended to insert “or become the subject of a Bail-In Action” immediately after “or bankruptcy” therein.

(b)                                 The definition of “LIBO Rate” is hereby amended to add the following sentence at the end of such definition:  “Notwithstanding anything to the contrary contained herein, in no event shall the LIBO Rate be less than 0%.”

(c)                                  The last sentence of the definition of “Parent” is hereby deleted in its entirety.

2.3                               Amended and Restated Definitions.  The following definitions contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Margin” means for any day, with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, or with respect to the Revolving Credit Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	< 25%	> 25% < 50%	> 50% < 75%	> 75% < 90%	> 90%
Eurodollar Loans	2.250%	2.500%	2.750%	3.000%	3.250%
ABR Loans	1.250%	1.500%	1.750%	2.000%	2.250%
Revolving Credit Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin for Revolving Loans shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means, with respect to Revolving Loans, the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level until such Reserve Report is delivered.

“Change in Control” means (a)  any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act) other than Riverstone, shall have acquired beneficial ownership or control of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Centennial Resource Development, the Parent or the Borrower, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Centennial Resource

Development by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of Centennial Resource Development or (ii) appointed by directors so nominated, appointed or approved, (c) the failure of Centennial Resource Development to (i) own more than 50% of the Equity Interests of the Borrower with ordinary voting power to elect or appoint the managers of the Borrower or (ii) Control the Borrower, or (d) the failure of the Parent (at any time that the Parent is not the Borrower) to own 100% of the Equity Interests in the Borrower.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus (a) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) income taxes (however denominated), (iii) depreciation, depletion, amortization and other similar noncash charges, (iv) exploration expenses, including plugging and abandonment expenses, (v) transaction costs, expenses and charges with respect to the acquisition or disposition of Oil and Gas Properties incurred in such period in an aggregate amount not to exceed $5,000,000 in any Reference Period, (vi) costs, fees and expenses incurred by the Credit Parties in connection with the closing of this Agreement and the Transactions occurring on or about the Effective Date, and (vi) costs, fees and expenses incurred by the Credit Parties in connection with the Second Amendment Transactions, minus (b) all noncash income added to Consolidated Net Income. For the purposes of calculating EBITDAX (including any component thereof) for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the financial ratio contained in Section 9.01(a), if at any time during such Reference Period the Parent or any Restricted Subsidiary shall have made any Material Disposition or Material Acquisition, the EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period (such calculations to be reasonably acceptable to the Administrative Agent).

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Engagement Letter and the Security Instruments.

“Permitted Tax Distributions” means, with respect to the Borrower so long as it is taxable as a partnership for United Stated federal income tax purposes, tax distributions to the members of the Borrower in an aggregate amount that does not exceed (a) the sum of the highest marginal United States federal and New York state income tax rates applicable to individuals on ordinary income, multiplied by (b) the Borrower’s federal taxable income.

“Qualifying IPO” means the Second Amendment Transactions.

2.4                               Amendments to Section 3.04.  Section 3.04(c)(iv), 3.04(c)(v) and 3.04(c)(vi) of the Credit Agreement are each hereby deleted in their respective entireties and replaced in each instance with “[Reserved]”.

2.5                               Amendment to Article VII.  Article VII of the Credit Agreement is hereby amended to insert the new Section 7.24 below immediately after Section 7.23 thereof, which shall read in full as follows:

Section 7.24 EEA Financial Institutions.  No Credit Party is an EEA Financial Institution.

2.6                               Amendment to Section 8.14(a).  Section 8.14(a) of the Credit Agreement is hereby amended to amend and restate each instance therein of “80%” with “85%”.

2.7                               Amendment to Section 8.14(b).  Section 8.14(b) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(b)                                 In the event that (i) the Parent creates or acquires any Restricted Subsidiary other than an Immaterial Subsidiary (including by designating any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the terms hereof) or (ii) any Domestic Subsidiary incurs or guarantees any Funded Debt, the Borrower shall, or shall cause the Parent to, promptly cause such Restricted Subsidiary (if other than the Borrower) to execute and deliver the Guaranty Agreement and the Security Agreement (or supplements thereto or assumption agreements thereto, as applicable) pursuant to which such Restricted Subsidiary shall guarantee the Indebtedness and grant liens and security interests in its personal property that constitutes Collateral (as defined in the Security Agreement). In the event that the Parent creates or acquires any Restricted Subsidiary other than an Immaterial Subsidiary, the Credit Party that owns the Equity Interests in such new Restricted Subsidiary shall execute and deliver a supplement to the Security Agreement pursuant to which such Credit Party will confirm the pledge of all of the Equity Interests of such new Restricted Subsidiary to secure the Indebtedness. In connection with the foregoing, the Credit Parties shall (i) deliver original stock certificates, if any, evidencing the Equity Interests of such new Restricted Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof and (ii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. Parent and Borrower shall cause any Subsidiary (if other than the Borrower) that guarantees the obligations with respect to any Permitted Senior Unsecured Notes to become a Guarantor by executing and delivering to the Administrative Agent an assumption agreement with respect to the Guaranty Agreement.

2.8                               Amendments to Section 9.04(a).  Section 9.04(a) of the Credit Agreement is hereby amended to (a) delete the “and” immediately before “(vi)” therein, (b) amend and restate the “.” at the end of the first sentence thereof with “; (vii) the Parent may make cash distributions; provided that, in the case of the this clause (vii), (A) no Default or Event of Default exists or results from the making of such Restricted Payment, (B) after giving effect to such Restricted Payment, Liquidity is not less than the greater of (1) $40,000,000 or (2) twenty percent (20%) of the Borrowing Base then in effect and (C) after giving effect to such Restricted

Payment, the Parent’s ratio of Total Funded Debt (as of such date) to EBITDAX (for the Rolling Period for which financial statements have been, or are required to have been, delivered pursuant to Section 8.01(a) or (b)) shall not exceed 2.75 to 1.00 on a pro forma basis, and (viii) the Borrower may use proceeds from the Silver Run Cash Contribution (as defined in the Acquisition Agreement (as defined in the Second Amendment)) to make a cash distribution on the Second Amendment Effective Date to the Centennial Contributors (as defined in the Acquisition Agreement) pursuant to Section 2.1(b) of the Acquisition Agreement and (c) amend and restate clause (iv) therein in its entirety with the following clause (iv) which shall read in full as “(iv) the Borrower may make Permitted Tax Distributions in accordance with the last sentence of this Section 9.04;”.

2.9                               Amendments to Section 9.13. Section 9.13 of the Credit Agreement is hereby amended to (a) delete the “and” immediately before “(g)” therein, (b) amend and restate the “.” at the end of the first sentence thereof with “; and (h) the Second Amendment Transactions”.

2.10                        Amendment to Section 9.17(a)(i).  Section 9.17(a)(i) of the Credit Amendment is hereby amended and restated in its entirety to read in full as follows:

(i)                                           Subject to clause (b) of this Section 9.17, Swap Agreements with an Approved Counterparty in respect of commodities the notional volumes of which (when aggregated with other commodity Swap Agreements then in effect) do not exceed, as of the date such Swap Agreement is entered into (and for each month during the period during which such Swap Agreement is in effect), the applicable percentage set forth in the table below for the time periods (relative to the execution date of the relevant Swap Agreement) set forth in the table below of the reasonably anticipated production of crude oil, natural gas and natural gas liquids and condensate, calculated separately and, in each case, as such production is forecast from the Parent’s and its Restricted Subsidiaries’ Oil and Gas Properties constituting Proved Reserves as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement:

Period (relative to execution date of relevant Swap Agreement)	Percentage Limitation
Months 1-24	80% of Proved
Months 25-60	65% of Proved

provided, however, that such Swap Agreements shall not, in any case, have a tenor of greater than five (5) years.  It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof (such as, for example, basis risk and price risk), shall not be aggregated together when calculating the foregoing limitations on notional volumes or for any other purpose of this Section.

2.11                        Amendment to Section 12.02(b)(vii).  Section 12.02(b)(vii) of the Credit Agreement is hereby amended to amend and restate “80%” therein with “85%”.

2.12                        Amendment to Article XII.  Article XII of the Credit Agreement is hereby amended to insert the new Section 12.20 below immediately after Section 12.19 thereof, which shall read in full as follows:

Section 12.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                           a reduction in full or in part or cancellation of any such liability;

(ii)                                        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                                     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

2.13                        Replacement of Annex I.  Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement.

Section 3.                                           Redetermination of Borrowing Base.  The Lenders hereby agree that for the period from and including the Second Amendment Effective Date, but until the next Scheduled Redetermination Effective Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.08(e) of the Credit Agreement or Section 8.13(c) of the Credit Agreement, whichever occurs first, the amount of the Borrowing Base shall be increased from $140,000,000 to $200,000,000, which redetermination of the Borrowing Base shall constitute the October 1, 2016 Scheduled Redetermination of the Borrowing Base.  This Section 3 constitutes the New Borrowing Base Notice for the October 1, 2016 Scheduled Redetermination of the Borrowing Base.

Section 4.                                           Conditions Precedent.  The effectiveness of this Second Amendment is subject to the following:

4.1                               The Administrative Agent shall have received counterparts of this Second Amendment from the Credit Parties and each of the Lenders.

4.2                               The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date including, without limitation, the Second Amendment Upfront Fees referred to in Section 4.3 below.

4.3                               The Administrative Agent shall have received, for the account of each of the Second Amendment Increasing Lenders (as defined below) party to this Second Amendment (including, without limitation, JPMorgan Chase Bank, N.A.), upfront fees (the “Second Amendment Upfront Fees”) in an aggregate amount for each such Second Amendment Increasing Lender equal to 45 basis points (0.45%) of the amount of such Second Amendment Increasing Lender’s Second Amendment Increased Commitment (as defined below).  As used herein, “Second Amendment Increasing Lender” means each Lender whose Revolving Credit Commitment after giving effect to the increase to the Borrowing Base pursuant to Section 3 of this Second Amendment exceeds such Lender’s Revolving Credit Commitment (including if such Revolving Credit Commitment was zero), if any, that was in effect immediately prior to giving effect to the increase to the Borrowing Base pursuant to Section 3 of this Second Amendment, and “Second Amendment Increased Commitment” means the amount of such excess.

4.4                               (a) The Borrower will have received the direct or indirect proceeds from the Silver Run Equity Issuance made, on or prior to the Second Amendment Effective Date, in cash by Silver Run, in an amount sufficient to repay the Term Loans and the aggregate principal amount of all outstanding Revolving Loans in full, (b) the Term Loans and all such outstanding Revolving Loans shall have been repaid, or shall concurrently be repaid, with the closing of the Second Amendment Transactions on the Second Amendment Effective Date and (c) after giving effect to the Second Amendment Transactions on the Second Amendment Effective Date, the Borrower shall have no less than $100,000,000 of unencumbered cash on its balance sheet.

4.5                               The Silver Run Acquisition shall have been consummated, or shall concurrently be consummated, on the Second Amendment Effective Date pursuant to the terms of the Acquisition Agreement.

4.6                               The Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens) on at least 85% of the total value of the Proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report.

4.7                               The Administrative Agent shall have received one or more certificates of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (a) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Second Amendment and to enter into the transactions contemplated herein and in the Loan Documents, (b) the articles or certificate of incorporation and bylaws (or comparable organizational documents for any

Credit Parties that are not corporations) of the Borrower and such Guarantor, certified as being true and complete (or, alternatively with respect to this clause (b), a certification that there have been no changes to the organizational documents most recently delivered and certified to under the Credit Agreement), (c) the officers of the Borrower or such Guarantor (i) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement (as amended hereby) and the transactions contemplated thereby and (d) specimen signatures of such authorized officers.  The Administrative Agent and the Lenders may conclusively rely on such certificates until the Administrative Agent receives notice in writing from the Borrower to the contrary.

4.8                               The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying (a) as to the foregoing Sections 4.4(c) and 4.5 and (b) that attached thereto is a true and correct copy of the Acquisition Agreement and all amendments, supplements or modifications thereto.

4.9                               The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

Section 5.                                           Miscellaneous.

5.1                               Confirmation and Effect.  The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment, and this Second Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for herein.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

5.2                               Ratification and Affirmation of Credit Parties.  Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Second Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (d) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby, (e) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Second Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Second Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Second Amendment, no Borrowing Base Deficiency, Default or Event of Default exists.

5.3                               Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

5.4                               No Oral Agreement.  THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES THAT MODIFY THE AGREEMENTS OF THE PARTIES IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

5.5                               Governing Law.  THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6                               Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7                               Severability.  Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8                               Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow.]

The parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

BORROWER:	CENTENNIAL RESOURCE PRODUCTION, LLC, a Delaware limited liability company

	By:	/s/ George S. Glyphis
George S. Glyphis
Vice President and Chief Financial Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CENTENNIAL RESOURCE PRODUCTION, LLC

GUARANTORS:	ATLANTIC EXPLORATION, LLC, a Delaware limited liability company

	By:	/s/ George S. Glyphis
George S. Glyphis
Vice President and Chief Financial Officer

CENTENNIAL RESOURCE MANAGEMENT, LLC, a Delaware limited liability company

	By:	/s/ Ward Polzin
Ward Polzin
Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CENTENNIAL RESOURCE PRODUCTION, LLC

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Ryan Fuessel
Name:	Ryan Fuessel
Title:	Authorized Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CENTENNIAL RESOURCE PRODUCTION, LLC

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Brad Elliott
Name:	Brad Elliott
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CENTENNIAL RESOURCE PRODUCTION, LLC

COMERICA BANK, as a Lender

By:	/s/ Garrett R. Merrell
Name:	Garrett R. Merrell
Title:	Relationship Manager

SIGNATURE PAGE TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CENTENNIAL RESOURCE PRODUCTION, LLC

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Matthew Davis
Name:	Matthew Davis
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CENTENNIAL RESOURCE PRODUCTION, LLC

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Authorized Signatory

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CENTENNIAL RESOURCE PRODUCTION, LLC

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Benjamin J. Leonard
Name:	Benjamin J. Leonard
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

CENTENNIAL RESOURCE PRODUCTION, LLC

ANNEX I

ALLOCATION OF MAXIMUM REVOLVING CREDIT AMOUNTS

Name of Lender	Applicable Revolving Credit Percentage	Maximum Revolving Credit Amount
JPMorgan Chase Bank, N.A.	20.23809524%	$101,190,476.22
Wells Fargo Bank, N.A.	20.23809524%	$101,190,476.22
Comerica Bank	20.23809524%	$101,190,476.21
BMO Harris Bank, N.A.	13.09523809%	$65,476,190.45
Canadian Imperial Bank of Commerce, New York Branch	13.09523809%	$65,476,190.45
U.S. Bank National Association	13.09523809%	$65,476,190.45
TOTAL	100.00000000%	$500,000,000.00